Exhibit 1.1

GasLog Partners LP

[8,400,000] Common Units
Representing Limited Partner Interests

Underwriting Agreement

May [●], 2014

Citigroup Global Markets Inc.
388 Greenwich Street, 34th Floor
New York, NY 10013

Credit Suisse (USA) LLC
Eleven Madison Avenue
New York, NY 10010

Wells Fargo Securities, LLC
375 Park Avenue
New York, NY 10152

As Representatives of the several Underwriters
named in Schedule I hereto,

Ladies and Gentlemen:

GasLog Partners LP, a limited partnership organized under the laws of the Republic of The Marshall Islands (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the ”Representatives”), an aggregate of [8,400,000] of its common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”), and, at the election of the Underwriters, up to an additional [1,260,000] of its Common Units (the “Option Units”). The Firm Units and the Option Units that the Underwriters elect to purchase pursuant to Section 2 hereof are hereinafter referred to collectively as the “Units”. As part of the offering contemplated by this Agreement, Credit Suisse Securities (USA) LLC (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to [420,000] Common Units, for sale to the Partnership’s directors, officers, employees and other parties associated with the Partnership (collectively, “Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Unit Program”). The Firm Units to be sold by the Designated Underwriter pursuant to the Directed Unit Program (the “Directed Units”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Units not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Partnership was formed by GasLog Ltd., a Bermuda exempted company (“GasLog”), and GasLog Partners GP LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “General Partner”), to own, operate and acquire liquefied natural gas, or “LNG”, carriers engaged in LNG transportation under long-term charters, as described more particularly in the Pricing Prospectus and the Prospectus (as defined herein) (collectively, the “Contributed Business”). As of the date hereof:

(a) GasLog directly owns a 100% membership interest in the General Partner and a 98% limited partner interest in the Partnership;

(b) the General Partner owns a 2.0% general partner interest in the Partnership;

(c) the Partnership owns a 100% membership interest in GasLog Partners Holdings LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “Operating Company”); and

(d) the entities set forth on Schedule III (the “Operating Subsidiaries”) own 100% interests in the vessels GasLog Shanghai, GasLog Santiago and GasLog Sidney, as applicable (collectively, the “Vessels”).

Prior to or at the First Time of Delivery (as defined in Section 4 hereof), the following transactions will have occurred (the “Transactions”):

(a) GasLog, the General Partner, the Partnership and the Operating Company entered into that certain Contribution and Conveyance Agreement whereby, among other things, GasLog contributed its interests in the Contributed Business (the “Contribution Agreement”); and in connection with the Contribution Agreement, GasLog, the General Partner, the Partnership and the Operating Company entered into various transfer agreements, bills of sale, assignments, conveyances, contribution agreements and related documents (collectively, and together with the Contribution Agreement, the “Contribution Documents”);

(b) GasLog contributed its 100% interest in the Operating Subsidiaries to the Operating Company;

(c) the Partnership issued to GasLog (i) [162,358] Common Units, (ii) [9,822,358] Subordinated Units (all such Common Units and Subordinated Units being collectively referred to herein as the “Sponsor Units”), representing a 98% limited partner interest in the Partnership, (iii) 100% of the Partnership’s incentive distribution rights (the “Incentive Distribution Rights”) as partial consideration for the Contributed Business pursuant to the Contribution Agreement, and (iv) the right to the Deferred Issuance and Distribution (as defined in the Partnership Agreement);

(d) the Partnership issued to the General Partner general partner units, representing a 2% general partner interest in the Partnership (the “General Partner Interest”);

(e) the Partnership made a payment of the remaining proceeds of the offering, after retaining $35.0 million for partnership purposes and prepaying certain debt obligations, to GasLog as partial consideration for the Contributed Business pursuant to the Contribution Agreement;

(f) GasLog, the General Partner, the Partnership and others entered into an omnibus agreement, which sets forth certain agreements concerning (i) competition among the parties thereto, (ii) the right to require GasLog to offer to the Partnership for purchase LNG carriers with cargo capacities greater than 75,000 cbm engaged in LNG transportation and charters having committed terms of five full years or more, (iii) the option to purchase from GasLog certain vessels within a specified time period and (iv) the indemnification of the Partnership for certain liabilities following the closing of the offering;

(g) the General Partner, the Partnership and GasLog entered into an administrative services agreement, pursuant to which GasLog will provide the Partnership with administrative and certain management services;

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(h) each of the Operating Subsidiaries entered into an amended ship management agreement with GasLog LNG Services Ltd., a Bermuda exempted company, with respect to the crew and technical management of each of the Vessels;

(i) each of the Operating Subsidiaries entered into an amended commercial management agreement with GasLog, pursuant to which GasLog will provide the Operating Subsidiaries with commercial management services;

(j) GasLog and the Partnership entered into a $30 million revolving credit facility (the “Sponsor Credit Facility”); and

(k) each of the Operating Subsidiaries entered in new financing agreements, amendments to financing agreements and/or waivers and confirmations in respect of financing agreements with respect to the respective Vessel as set forth on Schedule VII hereto (the “New Credit Facilities”).

The agreements described in subparagraphs (a), (f), (g), (h), (i), (j) and (k) are herein collectively referred to as the “Operative Agreements.”

The General Partner, the Partnership and the Operating Company are hereinafter referred to collectively as the “Partnership Parties.” The General Partner, the Partnership, the Operating Company and the Operating Subsidiaries are hereinafter referred to collectively as the “Partnership Entities.” GasLog and the Partnership Parties are hereinafter referred to collectively as the “GasLog Parties” and, together with the Operating Subsidiaries, the “GasLog Entities.”

This is to confirm the agreement among the GasLog Parties and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.

1. The GasLog Parties represent and warrant to, and agree with, each of the Underwriters that:

(a) A registration statement on Form F-1 (File No. 333-195109) (the “Initial Registration Statement”) in respect of the Units has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and, excluding exhibits thereto, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Units that was included in the

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Registration Statement immediately prior to the Applicable Time, together with the information set forth on Schedule VI hereto, is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is [     ] [a.m.][p.m.] (New York time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto or any Testing-the-Waters-Communication (as defined herein) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus or Testing-the-Waters-Communication, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Testing-the-Waters-Communication in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein;

(d) (A) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein; and (B) on the date of this Agreement, as of their applicable effective dates and at each Time of Delivery, each of the Registration Statement and the Prospectus and any further amendments or supplements thereto complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and any further amendments or supplements thereto, if applicable, are distributed in connection with the Directed Unit Program;

(e) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Applicable Time, the Partnership has been and is an “emerging growth company” as defined in Section 2(a) of the Act (an

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“Emerging Growth Company”). “Testing-the-Waters Communication” shall mean any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act;

(f) Each of the GasLog Parties (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. None of the GasLog Parties have distributed or approved for distribution any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act;

(g) None of the Partnership Entities has sustained, since the date of the latest audited financial statements included in the Pricing Prospectus, any material loss or interference with its business from fire, explosion, flood, piracy, terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change, or any development that would reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Partnership Entities, taken as a whole (a “Material Adverse Effect”), or any change in the share capital or long-term debt of the Partnership Entities, otherwise than as set forth or contemplated in the Pricing Prospectus;

(h) None of the Partnership Entities owns an interest in any material real property. Each of them has good and marketable title to all personal property owned by them which is material to the business of the Partnership Entities, including the Vessels owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus, including those arising under credit facilities, or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property taken as a whole by the Partnership Entities; and any real property and buildings occupied by the Partnership Entities are occupied by them under valid, subsisting and enforceable contractual arrangements with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Partnership Entities, otherwise than as set forth or contemplated in the Pricing Prospectus;

(i) Each of the GasLog Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company, corporation or other entity, as applicable, in good standing under the laws of its respective jurisdiction of formation or incorporation, with all limited partnership, limited liability company, corporate or other entity power and authority, as applicable, to enter into and perform its obligations under the Operative Agreements (as defined herein) to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased at the First Time of Delivery and any other Time of Delivery (as such terms are defined herein) and to conduct its business as currently conducted or as to be conducted at the First Time of Delivery and any other Time of Delivery, in each case as described in the Pricing Prospectus, except where the failure to be so qualified or in good standing and to have such power or authority would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Partnership Entities and each of the Operating Subsidiaries is, and at the First Time of Delivery and any other Time of Delivery will be (i) duly qualified to do business as a foreign limited partnership, limited liability company, corporation or other entity, as applicable, and (ii) is in good standing under the laws of each jurisdictions that requires, and at the First Time of Delivery and any other Time of Delivery will require, such qualification or registration except to the extent that a lack of such qualification would not, individually or in the aggregate, have a Material Adverse Effect or would subject the limited partners of the Partnership to any material liability or disability;

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(j) The General Partner has, and at the First Time of Delivery and any other Time of Delivery thereafter, will have full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Pricing Prospectus;

(k) At the First Time of Delivery, after giving effect to the Transactions and assuming no exercise of the option provided in Section 2 hereto, and at any other Time of Delivery thereafter, GasLog will own the Sponsor Units. The Sponsor Units, and the limited partner interests represented thereby, will have been duly authorized for issuance and sale and, when issued and delivered by the Partnership against payment therefor, will be validly issued in accordance with the limited partnership agreement of the Partnership (as the same may be amended and restated at or prior to the First Time of Delivery, the “Partnership Agreement”) and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Republic of The Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”)); and GasLog will own the Sponsor Units free and clear of all liens, encumbrances, security interests, charges, equities or other claims (“Liens”);

(l) At the First Time of Delivery, after giving effect to the Transactions, and at any other Time of Delivery thereafter, GasLog will own 100% of the Incentive Distribution Rights. At the First Time of Delivery, the Incentive Distribution Rights will have been duly authorized for issuance and sale, will be validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act); and GasLog will own the Incentive Distribution Rights free and clear of all Liens;

(m) The General Partner owns, and after giving effect to the Transactions, will own the General Partner Interest. The General Partner Interest has been duly authorized for issuance and sale, is validly issued in accordance with the Partnership Agreement and is fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act); and the General Partner owns the General Partner Interest free and clear of all Liens;

(n) GasLog directly owns 100% of the limited liability company interest in the General Partner, such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended and restated at or prior to the First Time of Delivery, the “General Partner LLC Agreement”) and is fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of The Republic of The Marshall Islands Limited Liability Company Act of 1996 (the “Marshall Islands LLC Act”)); and GasLog own such limited liability company interest free and clear of all Liens;

(o) The Partnership directly owns 100% of the limited liability company interest in the Operating Company; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended and restated at or prior to the First Time of Delivery, the “Operating Company LLC Agreement”) and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands LLC Act); and the Partnership owns such limited liability company interest free and clear of all Liens;

(p) At the first Time of Delivery, after giving effect to the Transactions, the Operating Company will own 100% of the equity interests in each of the Operating Subsidiaries; such equity

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interests have been duly authorized and validly issued in accordance with the bylaws, limited liability company agreement or limited partnership agreement, as applicable, and as amended from time to time, of each Operating Subsidiary (as the same may be amended or restated at or prior to the First Time of Delivery, the “Operating Subsidiaries’ Organizational Documents” and together with the Partnership Agreement, the General Partner LLC Agreement and the Operating Company LLC Agreement, the “Partnership Entities Organizational Agreements”) and are fully paid (to the extent required under the Operating Subsidiaries’ Organizational Documents) and non-assessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Operating Subsidiary and the Operating Subsidiaries Organizational Documents); and the Operating Company owns each of such equity interests free and clear of all Liens;

(q) Except as described in Sections 1(m), 1(o) and 1(p) herein, none of the Partnership Entities owns, or, on the First Time of Delivery or any other Time of Delivery, will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity;

(r) At the First Time of Delivery, assuming no exercise of the option provided in Section 2, the issued and outstanding limited partner interests of the Partnership will consist of [9,822,358] Common Units, [9,822,358] Subordinated Units and the Incentive Distribution Rights. Assuming no exercise of the option provided in Section 2, other than the Subordinated Units, the Incentive Distribution Rights and the [162,358] Common Units issued to GasLog as partial consideration for the Contributed Business pursuant to the Contribution Agreement, the Firm Units will be the only limited partner interests of the Partnership issued and outstanding at the First Time of Delivery and will be free and clear of all Liens;

(s) The Units to be sold by the Partnership pursuant to this Agreement, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Underwriters in accordance with this Agreement and the Partnership Agreement, and when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth therein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 30, 41, 51 and 60 of the Marshall Islands LP Act), will conform in all material respects to the information in the Pricing Prospectus and to the description of such Units contained in the Prospectus; the unitholders of the Partnership do not and will not have preemptive rights with respect to the Common Units; and none of the outstanding Common Units of the Partnership have been issued in violation of any preemptive or similar rights of any security holder;

(t) The issue and sale of the Units and the compliance by the GasLog Entities with this Agreement and the consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or require the consent of any person, or constitute a default or Debt Repayment Triggering Event (as defined below), or result in the imposition of any lien, charge or encumbrance on any property of the GasLog Entities, under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, or give any person the right to terminate any agreement or contract to which any GasLog Entity is a party or by which any GasLog Entity is bound or to which any of the property or assets of the GasLog Entities is subject; and (ii) will not result in any violation of (A) the organizational or governing documents of any of the GasLog Entities or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the GasLog Entities or any of their properties or assets, except in the case of clause (i), for any conflict, breach, or violation that would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Units or the consummation by the GasLog Entities of the

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transactions contemplated by this Agreement, except the registration under the Act of the Units and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters, and such other consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained. In addition, no authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Directed Units under the laws and regulations of such jurisdiction except such as have been obtained or made. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any loan, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to accelerate the due date of any payment of, or to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the GasLog Entities (for the avoidance of doubt Debt Repayment Triggering Event excludes any put right that is not triggered by the occurrence of an extraordinary event);

(u) This Agreement has been duly authorized, executed and delivered by each of the GasLog Parties;

(v) At the First Time of Delivery, each of the Operative Agreements, the Partnership Entities Organizational Agreements and the other instruments listed on Schedule VIII (the “Covered Agreements”) hereto, as applicable, has been duly authorized, executed and delivered by the GasLog Entities party thereto, and each such agreement is a valid and legally binding agreement of each such GasLog Entity, enforceable against such party in accordance with its terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The Operative Agreements, the Partnership Entities Organizational Agreements and the Covered Agreements referenced above are herein collectively referred to as the “Operative Documents;”

(w) The Contribution Documents were or will be legally sufficient to transfer or convey to, or vest in, the Partnership Entities satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership Entities to conduct their operations in all material respects as contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Operative Documents. The Partnership Entities, upon execution and delivery of the Contribution Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations of the Contributed Business;

(x) None of the GasLog Entities is (i) in violation of its respective organizational or governing documents, (ii) in violation of any applicable statute, law, rule, regulation, judgment, order or decree of any competent court, regulatory body, administrative agency, governmental body, arbitrator or other authority or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in each case covered by clauses (ii) and (iii) such as would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the Transactions contemplated hereby;

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(y) None of the Partnership Entities is currently prohibited, directly or indirectly, from paying any cash distributions to any other Partnership Entity, from making any other distribution on such entity’s equity securities, or from transferring any of such entity’s property or assets to any other Partnership Entity, except as described in the Pricing Prospectus;

(z) There are no contracts, agreements or understandings between the GasLog Parties and any person that would give rise to a valid claim against the Partnership or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Units;

(aa) The statements set forth in the Pricing Prospectus and Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “How We make Cash Distributions,” “Business – Ship Time Charters,” “Business—Environmental and Other Regulation,” “Business—Legal Proceedings,” “Certain Relationships and Related Party Transactions,” “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Considerations,” and “Non-United States Tax Consideration”, insofar as such statements purport to summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown;

(bb) There are no business relationships or related-party transactions involving the GasLog Entities or any other person required to be described in the Registration Statement, Pricing Prospectus and Prospectus which have not been described as required;

(cc) Any statistical and market-related data included in the Pricing Prospectus and Prospectus are based on or derived from sources that the Partnership Parties reasonably believe to be reliable and accurate, and the Partnership Parties have obtained the written consent for the use of such data from such sources to the extent required;

(dd) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Pricing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(ee) There are no legal or governmental proceedings pending to which any of the GasLog Entities is a party or of which any property of the GasLog Entities is the subject or, to the GasLog Parties’ knowledge, after due inquiry, to which any of the GasLog Entities’ directors or executive officers is a party, which, if determined adversely to any such entity, would individually or in the aggregate have a Material Adverse Effect; and, to the GasLog Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(ff) Other than as set forth in the Pricing Prospectus, (A)(i) to the GasLog Parties’ knowledge, after due inquiry, none of the GasLog Entities is in violation of any applicable United States federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any competent domestic or foreign governmental agency, governmental body or court applicable to them, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) none of the GasLog Entities owns, operates or leases any real property contaminated with Hazardous Substances, (iii) none of the GasLog Entities is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) none of the GasLog Entities is liable or allegedly liable for any release or threatened

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release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) none of the GasLog Entities is a party to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the GasLog Entities have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (B) to the GasLog Parties’ knowledge, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim against the GasLog Entities pursuant to any Environmental Law that would have a Material Adverse Effect; and (C) to the GasLog Parties’ knowledge, there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substances” means (x) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold and (y) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws;

(gg) Other than as set forth in the Pricing Prospectus, the GasLog Parties have reasonably concluded that none of the GasLog Entities has incurred any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;

(hh) Other than as set forth in the Pricing Prospectus, the GasLog Entities possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities as necessary for the GasLog Entities to conduct their respective businesses as currently conducted, except as would not individually or in the aggregate have a Material Adverse Effect; and none of the GasLog Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(ii) The GasLog Entities own or possess, or hold a right or license to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and none of the GasLog Entities has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(jj) No material labor dispute, work stoppage, slow down or other conflict with the employees of the GasLog Parties exists or, to the GasLog Parties’ knowledge, is threatened or contemplated;

(kk) The Partnership Entities and the Vessels are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

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(ll) None of the Partnership Entities has any off-balance sheet arrangements, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(mm) (A) None of the GasLog Entities or, to the GasLog Parties’ knowledge, any of their respective directors, executive officers, affiliates, employees or agents or other persons associated with or acting on behalf of the GasLog Entities: (i) knowingly does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”) (collectively, “Sanctions”); or (ii) knowingly supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; (B) none of the GasLog Parties is controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; (C) the proceeds from the offering of the Units contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions; and (D) the Partnership Parties maintain and have implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Units contemplated hereby that is inconsistent with any of the representations and obligations under clause (C) of this paragraph or in the Registration Statement, Pricing Prospectus or Prospectus;

(nn) None of the GasLog Entities, or to the GasLog Parties’ knowledge, or any of their respective directors, executive officers, affiliates, employees or agents or other persons associated with or acting on behalf of the GasLog Entities, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of any applicable law; and the GasLog Entities and, to the knowledge of the GasLog Parties, their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(oo) The operations of the GasLog Entities, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including to the extent applicable those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the GasLog Entities with respect to the Money Laundering Laws is pending or, to the GasLog Parties’ knowledge, threatened;

(pp) None of the GasLog Parties has offered or sold, or caused the Underwriters to offer or sell, any Directed Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a charterer, customer or supplier of the GasLog Entities to alter the charterer’s,

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customer’s or supplier’s level or type of business with the GasLog Entities or (ii) a trade journalist or publication to write or publish favorable information about any of the GasLog Entities.

(qq) As of the effective date of the Registration Statement, the Partnership and, to the knowledge of the Partnership Parties, the officers and directors of the Partnership, in their capacities as such, were, and at the First Time of Delivery will be, in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are then in effect and with which any of them is required to comply, including Section 402 related to loans;

(rr) There are no restrictions on subsequent transfers of the Units under the laws of the Republic of The Marshall Islands;

(ss) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the GasLog Parties and any person granting such person the right to require any of the Partnership Parties to file a registration statement under the Act with respect to any securities of the Partnership Entities or to require the Partnership Parties to include such securities with the Units registered pursuant to the Registration Statement;

(tt) The Units have been authorized for listing on the New York Stock Exchange (the ”Exchange”), subject to official notice of issuance;

(uu) The Partnership Parties have taken all necessary actions to comply with all applicable corporate governance requirements of the Exchange that are, or will be, applicable to the Partnership, except for such requirements that have been waived and disclosed in the Pricing Prospectus;

(vv) Except as described in the Pricing Prospectus, the Partnership has not sold, issued or distributed any Common Units during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A or Regulation D or S under the Act, other than Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(ww) None of the GasLog Entities has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

(xx) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any downgrading in the rating of any debt securities of the GasLog Parties by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) of the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the GasLog Parties;

(yy) The Partnership is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(zz) At the time of filing the Initial Registration Statement the Partnership was not and is not an “ineligible issuer”, as defined under Rule 405 under the Act;

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(aaa) As described in the Registration Statement and subject to the limitations and restrictions described therein, the Partnership Parties believe that the Partnership should not be a “passive foreign investment company” as defined in the Internal Revenue Code of 1986, as amended;

(bbb) The Partnership is a “foreign private issuer” as defined in Rule 405 under the Act;

(ccc) Except as described in the Pricing Prospectus, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and the GasLog Entities and, to the GasLog Parties’ knowledge, there are no affiliations or associations between (A) any member of FINRA and (b) any member of the Partnership’s officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially submitted to the Commission;

(ddd) Deloitte Hadjipavlou, Sofianos & Cambanis S.A., who have certified certain financial statements included in the Registration Statement, Pricing Prospectus and Prospectus, are independent public accountants with respect to the Partnership Entities as required by the Act and the rules and regulations of the Commission thereunder;

(eee) The Partnership maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934 (the “Exchange Act”)) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with international financial reporting standards as adopted by the International Accounting Standards Board (“IFRS”) and such system will comply in all material respects with the requirements of the Exchange Act when so required. The Partnership’s internal control over financial reporting is effective, and the Partnership is not aware of any material weaknesses in its internal control over financial reporting;

(fff) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting (each an “Internal Control Event”);

(ggg) The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Partnership and its subsidiaries is made known to the Partnership’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(hhh) The financial statements of the GasLog Partners LP Predecessor (the “Predecessor Entities”) included in the Pricing Prospectus, together with the related notes thereto, present fairly in all material respects the combined financial position of the Predecessor Entities as of the date shown, and such financial statements have been prepared in conformity with IFRS, applied on a consistent basis throughout the periods involved; and the schedules included in the Pricing Prospectus, if any, present fairly the information required to be stated therein. The selected financial data and the summary financial information included in the Pricing Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Pricing Prospectus;

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(iii) Neither the Partnership’s independent auditors nor any internal auditor has recommended that the Partnership’s board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Partnership’s disclosure with respect to, any of the Partnership’s material accounting policies; (ii) any matter which could result in a restatement of the Partnership’s audited balance sheet included in the Registration Statement; or (iii) any Internal Control Event;

(jjj) The Vessels are owned directly by the respective Operating Subsidiary listed on Schedule III hereto; each of the Vessels has been duly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Schedule III in the sole ownership of the subsidiary set forth opposite its name on Schedule III, and no other action is necessary to establish and perfect such entity’s title to and interest in such Vessel as against any charterer or other third party; each such subsidiary has good title to the applicable Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record except for those mortgages, pledges, liens, security interests and claims arising under credit facilities, each as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, and any other encumbrances which would not, in the aggregate, result in a Material Adverse Effect; and each such Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, in the aggregate, result in a Material Adverse Effect;

(kkk) Each Vessel is operated in compliance in all material respects with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) in the jurisdictions in which the Partnership and its subsidiaries operate or where such vessel is operated, in each case as in effect on the date hereof, except where such failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect. The Partnership Entities are qualified to own or lease, as the case may be, and operate such vessels under all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such Vessel’s flag state, in each case as in effect on the date hereof, except where such failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect;

(lll) None of the GasLog Parties is entitled to any immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings in respect of themselves or their respective properties under the laws of the United States or their jurisdiction of formation or incorporation; and

(mmm) The GasLog Entities have filed all United States federal, state and local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect); except as set forth in the Pricing Prospectus, the GasLog Entities have paid all taxes (including any assessments, fines or penalties that are currently owed and due) required to be paid by them and that are currently owed and due, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect; and no capital gains, income, withholding or other taxes or stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Underwriters in connection with the sale and delivery by the Partnership of the Units to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Units to the initial purchasers thereof.

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(nnn) The terms of the Sponsor Credit Facility, taken as whole, reflect in all material respects “arm’s length terms” as that phrase (or a substantially equivalent phrase) is used in the credit facilities to which the GasLog Parties are a party.

2. Subject to the terms and conditions herein set forth, (a) the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at a purchase price per Common Unit of $[     ], the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Units as provided below, the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at the purchase price per Common Unit set forth in clause (a) of this Section 2, that portion of the number of Option Units as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional Common Units) determined by multiplying such number of Option Units by a fraction, the numerator of which is the maximum number of Option Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Option Units that all of the Underwriters are entitled to purchase hereunder.

The Partnership, as and to the extent indicated in Schedule I hereto, hereby grants severally and not jointly to the Underwriters the right to purchase at their election up to [1,260,000] Option Units, at the purchase price per Common Unit set forth in the paragraph above, for the sole purpose of covering sales of Common Units in excess of the number of Firm Units; provided, that the purchase price per Option Unit shall be reduced by an amount per Common Unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Any such election to purchase Option Units may be exercised only by written notice from the Representatives to the Partnership, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Option Units to be purchased and the business day on which such Option Units are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery or, unless the Representatives and the Partnership otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Units to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Partnership shall be delivered by or on behalf of the Partnership to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Units, 10:30 a.m., New York City time, on [     ], 2014 or such other time and date as the Representatives and the Partnership may agree upon in writing, but not later than [     ], 2014, and, with respect to the Option Units, 10:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Option Units, or such other time and date as the Representatives and the Partnership may agree upon in writing, but not later than [     ], 2014. Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery”, such time and date for delivery of the Option Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

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(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriters pursuant to Section 8(o) hereof, will be delivered at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, TX 77002 (the “Closing Location”). A meeting will be held at the Closing Location at [4:00] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The GasLog Parties agree with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery, which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Partnership with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Partnership shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject itself to taxation for doing business in any jurisdiction if it is not otherwise so subject;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required, at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if

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for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the request of the Representatives to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Partnership, Rule 158);

(e)(1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Partnership that are substantially similar to the Units, including but not limited to any options or warrants to purchase Common Units or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Units or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Units or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise (other than (x) the Units to be sold hereunder, (y) securities offered or sold pursuant to employee stock option or other incentive compensation plans or employment arrangements existing on the date hereof as described in the Pricing Prospectus, or, provided such securities do not vest or become exercisable until after the Lock-Up Period, pursuant to incentive compensation plans or employment arrangements entered into in the ordinary course, or (z) the establishment of a trading plan pursuant to Rule 10b5-1 under the Act, for the transfer of Common Units, provided that such plan does not provide for the transfer of Common Units during the Lock-Up Period), without the prior written consent of Citigroup Global Markets Inc.;

(2) If Citigroup Global Markets Inc., in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 8(k) hereof for an officer or director of the Partnership or GasLog and provides the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Partnership or GasLog, as applicable, agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) During the first 12 months following the last Time of Delivery, to furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, unitholders’ equity and cash flows of the Partnership and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its unitholders consolidated

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summary financial information of the Partnership and its subsidiaries for such quarter in reasonable detail reviewed in accordance with SAS 100 by an independent registered public accounting firm; provided, however, that the Partnership may satisfy the requirements of this subsection by making any such reports, communications or information available on its website or by filing or furnishing such information with the Commission via EDGAR;

(g) During a period of three years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to unitholders, and to deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Partnership is listed; provided, however, that the Partnership may satisfy the requirements of this subsection by making any such reports, communications or information available on its web site or by filing or furnishing such information with the Commission via EDGAR;

(h) The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 5(e) hereof.

(i) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (i) promptly notify the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(j) To use the net proceeds received by the Partnership from the sale of the Units pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(k) To use its reasonable best efforts to list, subject to notice of issuance, the Units on the Exchange;

(l) To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

(m) If the Partnership elects to rely upon Rule 462(b), the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., New York time, on the date of this Agreement, and the Partnership shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(n) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Partnership’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(o) In connection with the Directed Unit Program, the Partnership Parties will ensure that the Directed Units will be restricted to the extent required by the Financial Industry Regulatory Authority,

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Inc. (“FINRA”) or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Partnership Parties as to which Participants will need to be so restricted. The Partnership Parties will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(p) The Partnership Parties will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Unit Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Unit Program.

(q) The Partnership Parties will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

6. (a) The Partnership represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Partnership and the Representatives, it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Partnership and the Representatives is listed on Schedule II hereto.

(b) The Partnership has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Partnership represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c) The Partnership agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein.

7. The Partnership covenants and agrees with the several Underwriters that the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, any Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided

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in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Units on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Units (such expenses of counsel shall not exceed $25,000); (vi) the cost of preparing certificates, as applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) 50% of the cost of private aircraft chartered in connection with the road show; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that the Underwriters will pay (x) the remaining 50% of the cost of private aircraft chartered in connection with the road show; and (y) except as provided in this Section 7, and Sections 9 and 13 hereof, all of their own costs and expenses, including the fees and disbursements of their counsel, transfer taxes on resale of any of the Units by them, and any advertising expenses connected with any offers they may make. In addition, the Partnership agrees to pay (i) each of Citigroup Global Markets Inc. and Evercore Group L.L.C. a structuring fee equal to 0.375% of the gross proceeds from the sale of the Firm Units for advice regarding the capital structure of the Partnership, the terms of the offering and the terms of the Partnership Agreement and (ii) the out-of-pocket expenses of Credit Suisse (USA) LLC in its capacity as the QIU (as defined below).

8. The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the GasLog Parties herein are, at and as of such Time of Delivery, true and correct, the condition that the GasLog Parties shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Partnership has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Cravath, Swaine & Moore LLP, U.S. counsel for the GasLog Parties, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex II;

(d) Cozen O’Connor, special counsel on matters of Marshall Islands law for the GasLog Parties, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex III;

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(e) Conyers Dill & Pearman Limited, special Bermuda counsel for the GasLog Parties, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex IV;

(f) Clifford Chance LLP, special English counsel for the GasLog Parties, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex V;

(g) On the date hereof and at each Time of Delivery, Deloitte Hadjipavlou, Sofianos & Cambanis S.A. shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, Pricing Prospectus and Prospectus, in form and substance satisfactory to the Representatives;

(h) (i) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood, piracy, terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital or long-term debt of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, unitholders’ or shareholders’ equity, as applicable, or results of operations of the Partnership Entities, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Partnership Parties’ debt securities or preferred stock by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership Parties’ debt securities or preferred stock;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the NASDAQ Global Select Stock Market; (ii) a suspension or material limitation in trading in the Partnership Parties’ securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the Republic of The Marshall Islands or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) The Units to be sold by the Partnership at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

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(l) The Partnership shall have obtained and delivered to the Underwriters executed copies of an agreement substantially in form attached hereto as Schedule IV from those individuals and entities listed on Schedule V;

(m) The Partnership shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(n) The Partnership shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Partnership satisfactory to the Representatives as to the accuracy of the representations and warranties of the Partnership herein at and as of such Time of Delivery, as to the performance by the Partnership of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

9. (a) The GasLog Parties will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the GasLog Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership Parties by any Underwriter through the Representatives expressly for use therein. The GasLog Parties agree to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the GasLog Parties for distribution to Participants in connection with the Directed Unit Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Units that the Participant agreed to purchase; or (iii) arising out of, related to or in connection with the Directed Unit Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of the Designated Entities.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the GasLog Parties against any losses, claims, damages or liabilities to which the GasLog Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement

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of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the GasLog Parties by such Underwriter through the Representatives expressly for use therein; and will reimburse the GasLog Parties for any legal or other expenses reasonably incurred by the GasLog Parties in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above or Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection or Section 10, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection or Section 10. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection or Section 10 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last sentence in Section 9(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Unit Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the GasLog Parties on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by

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such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the GasLog Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the GasLog Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the GasLog Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the GasLog Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The GasLog Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the GasLog Parties under this Section 9 shall be in addition to any liability which the GasLog Parties may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, each broker-dealer affiliate of any Underwriter and each director, officer, employee and agent of any Underwriter or broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Partnership) and to each person, if any, who controls the Partnership within the meaning of the Act.

10. The GasLog Parties hereby confirm that at their request Credit Suisse (USA) LLC has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”), within the meaning of FINRA Rule 5121, in connection with the offering of the Units. The GasLog Parties will indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, provided, however, that the GasLog Parties will not be liable in any such case to

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the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted from the gross negligence or willful misconduct of the QIU.

11. (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Units on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Partnership that the Representatives have so arranged for the purchase of such Units, or the Partnership notifies the Representatives that it has so arranged for the purchase of such Units, the Representatives or the Partnership shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the Representatives and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the Representatives and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Partnership shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Partnership to sell the Option Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except for the expenses to be borne by the GasLog Parties, as applicable, and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the GasLog Parties and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Partnership, or any officer or director or controlling person of the Partnership, and shall survive delivery of and payment for the Units.

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13. If this Agreement shall be terminated pursuant to Section 11 hereof, the GasLog Parties, as applicable, shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Partnership as provided herein, the GasLog Parties will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the GasLog Parties shall then be under no further liability in respect of the Units not so delivered to any Underwriter except as provided in Sections 7 and 9 hereof.

14. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at, in the case of Citigroup Global Markets Inc., to Citigroup General Counsel by facsimile at (212) 816-7912, and confirmed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, in the case of Credit Suisse Securities (USA) LLC, to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD, and in the case of Wells Fargo Securities, LLC, to Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, NC 28202, Attention: Transaction Management, Facsimile: (704) 410-0326; and if to the Partnership shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership by the Representatives upon request; provided, however, that notices under Section 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at, in the case of Citigroup Global Markets Inc., to Citigroup General Counsel by facsimile at (212) 816-7912, and confirmed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, in the case of Credit Suisse Securities (USA) LLC, to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD, and in the case of Wells Fargo Securities, LLC, to Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, NC 28202, Attention: Transaction Management, Facsimile: (704) 410-0326. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the GasLog Parties and, to the extent provided in Sections 9 and 12 hereof, the officers and directors of the Partnership and each person who controls the Partnership or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

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17. The GasLog Parties acknowledge and agree that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the GasLog Parties, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the GasLog Parties, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the GasLog Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the GasLog Parties on other matters) or any other obligation to the GasLog Parties except the obligations expressly set forth in this Agreement and (iv) the GasLog Parties have consulted their own legal and financial advisors to the extent they deemed appropriate. The GasLog Parties agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect (other than structuring advisory services rendered by Citigroup Global Markets Inc. and Evercore Group L.L.C.), or owes a fiduciary or similar duty to the GasLog Parties, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the GasLog Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The GasLog Parties agree that any suit or proceeding arising in respect of this agreement or the engagement of the Representatives will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and the GasLog Parties agree to submit to the jurisdiction of, and to venue in, such courts.

20. The Partnership has appointed C T Corporation as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Partnership hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of them agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Partnership.

21. The GasLog Parties and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Remainder of page intentionally left blank.]

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If the foregoing is in accordance with the understanding of the Representatives, please sign and return to the Representatives one copy for the GasLog Parties and each of the Representatives plus one copy for each counsel counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the GasLog Parties. It is understood that the acceptance by the Representatives of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Partnership for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

GasLog Ltd.

By:
Name: Paul Wogan
Title: Chief Executive Officer

GasLog Partners GP LLC

By:	GasLog Ltd., as sole member

By:
Name: Paul Wogan
Title: Chief Executive Officer

GasLog Partners LP

By:
Name: Paul Wogan
Title: Chief Executive Officer

GasLog Partners Holdings LLC

By:	GasLog Partners LP, as sole member

By:
Name: Paul Wogan
Title: Chief Executive Officer

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Wells Fargo Securities, LLC

By:
Name:
Title:

On behalf of each of the Underwriters
2

Schedule I

Underwriter	Total Number of Firm Units to be Purchased	Number of Optional Units to be Purchased if Maximum Option Exercised
Citigroup Global Markets Inc.	[ ]	[ ]
Credit Suisse Securities (USA) LLC	[ ]	[ ]
Wells Fargo Securities, LLC	[ ]	[ ]
Barclays Capital Inc.	[ ]	[ ]
Evercore Group L.L.C.	[ ]	[ ]
UBS Securities LLC	[ ]	[ ]
Deutsche Bank Securities Inc.	[ ]	[ ]
DNB Markets, Inc.	[ ]	[ ]
Total	[8,400,000]	[1,260,000]

Schedule II

None.

Schedule III

Owned Vessels
Vessel	Flag	Owning Entity	IMO Number
GasLog Shanghai	Bermuda	GAS-three Ltd.	9600528
GasLog Santiago	Bermuda	GAS-four Ltd.	9600530
GasLog Sydney	Bermuda	GAS-five Ltd.	9626273

Schedule IV

Form of Lock-Up Agreement

GasLog Partners LP

Lock-Up Agreement

________, 2014

Citigroup Global Markets Inc.
388 Greenwich Street, 34th Floor
New York, NY 10013

Credit Suisse (USA) LLC
Eleven Madison Avenue
New York, NY 10010

Wells Fargo Securities, LLC
375 Park Avenue
New York, NY 10152

As Representatives of the several Underwriters

Re: GasLog Partners LP – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Citigroup Global Markets Inc., Credit Suisse (USA) LLC, and Wells Fargo Securities, LLC, as representatives, propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with GasLog Ltd., a Bermuda exempted company ( “GasLog”), GasLog Partners GP LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “General Partner”), GasLog Partners LP, a limited partnership organized under the laws of the Republic of The Marshall Islands (the “Partnership”), and GasLog Partners Holdings LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “Operating Company” and together with GasLog, the General Partner and the Partnership, the “GasLog Parties”), providing for a public offering of the Partnership’s common units, representing limited partner interests in the Partnership (the “Common Units”) pursuant to a Registration Statement on Form F-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Common Units, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Units of the Partnership, or any options or warrants to purchase any Common Units of the Partnership, or any securities convertible into, exchangeable for or that represent the right to receive Common Units of the Partnership, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Units”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Units even if such Common Units would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Units or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Units.

If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Common Units the undersigned may purchase in the offering.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Common Units (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Units (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of Citigroup Global Markets Inc. on behalf of the Underwriters, (iv) distributions to limited partners or shareholders of the undersigned who agree to be bound by the terms of this Lock-Up Agreement, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made, or (v) in the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that such plan does not provide for the transfer of Common Units during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the Undersigned’s Units to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Common Units subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Common Units except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clauses (i) through (v) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Units, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Undersigned’s Units except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Partnership or GasLog, (i) Citigroup Global Markets Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Units, Citigroup Global Markets Inc. will notify the Partnership of the impending release or waiver, and (ii) the Partnership has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Citigroup Global Markets Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the GasLog Parties and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

*     *     *

If (i) the Partnership notifies you in writing that it does not intend to proceed with the public offering, (ii) the Registration Statement filed with the SEC with respect to the public offering of the Common Units is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the First Time of Delivery (as defined in the Underwriting Agreement), the provisions of this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Very truly yours,

Exact Name of Unitholder

Authorized Signature

Title

Schedule V

List of Individuals and Entities Subject to Lock Up Agreement

[   ]

Schedule VI

Information Included in the Pricing Prospectus

Initial price to the public: $[   ] per Common Unit

Number Common Units offered to the public: [8,400,000]

Schedule VII

Vessel Financing Agreements

1.	Facilities Agreement dated 14 March 2012 between GAS-three Ltd. and GAS-four Ltd. as borrowers, DNB and KEXIM as arrangers, DNB as original commercial facility lender, KEXIM as original KEXIM facility lender and DNB in its capacities as hedging provider, bookrunner, agent for the other finance parties and security agent for the other finance parties (the “Original GAS 3/4 Facilities Agreement”) as amended, and supplemented by the First Supplemental Deed dated 30 July 2012 between GasLog, GasLog Carriers, GasLog LNG and each of the parties to the Original Gas 3/4 Facilities Agreement in connection with the GasLog Shanghai and GasLog Santiago (the “First Supplemental Deed”) and as further amended, supplemented, waived and confirmed by the Second Supplemental Deed dated as April 23, 2014, between the parties to the First Supplemental Deed, in connection with the Original Gas 3/4 Facilities Agreement (and, together with the Original Gas 3/4 Facilities Agreement and the First Supplemental Deed, the “Amended GAS3/4 Facilities Document”).

2.	Facility agreement, dated as April 18, 2014, by and among GAS-five Ltd. and the lenders party thereto in connection with the GasLog Sydney, as amended and waived pursuant to the Amending and Restating Agreement dated April 18, 2014 between GAS-five Ltd. and GAS-six Ltd. as borrowers, GasLog and GasLog Carriers as guarantors, Nordea Bank Finland Plc, ABN AMRO Bank N.V. and Citibank International Plc as lenders and as joint lead arrangers, Nordea Bank Finland Plc, ABN AMRO Bank N.V. and Citibank N.A. as swap banks and Nordea Bank Finland Plc as agent and security trustee (the “New GAS5 Facility Agreement”).

Schedule VIII

Covered Agreements

1.	Master Time Charter Party, dated May 9, 2011, between GAS-one Ltd., GAS-two Ltd., GAS-three Ltd., GAS-four Ltd., GAS-five Ltd. and GAS-six Ltd. and Methane Services Limited.

2.	Confirmation Memorandum – SHI HN 1946, dated May 9, 2011, between GAS-three Ltd. and Methane Services Limited.

3.	Amendment and Restatement Agreement relating to Confirmation Memorandum – SHI HN 1946, dated June 17, 2013, between GAS-three Ltd. and METHANE Services Limited.

4.	Confirmation Memorandum – SHI HN 1947, dated May 9, 2011, between GAS-four Ltd. and Methane Services Limited.

5.	Amendment and Restatement Agreement relating to Confirmation Memorandum – SHI HN 1947, dated June 17, 2013, between GAS-four Ltd. and METHANE Services Limited.

6.	Confirmation Memorandum – SHI HN 2016, dated May 9, 2011, between GAS-five Ltd. and Methane Services Limited.

7.	Amendment and Restatement Agreement relating to Confirmation Memorandum – SHI HN 2016, dated June 17, 2013, between GAS-five Ltd. and Methane Services Limited.

Annex I

Form of Press Release

GasLog Partners LP
[Date]

GasLog Partners LP (the “Partnership”) announced today that Citigroup Global Markets Inc., the lead book-running manager in the Partnership’s recent public sale of Common Units, is [waiving] [releasing] a lock-up restriction with respect to              of the Partnership’s Common Units held by [certain officers or directors] [an officer or director] of the Partnership or GasLog. The [waiver] [release] will take effect on     ,         2014, and the Common Units may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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Annex II

U.S. COUNSEL OPINION

1.	Assuming that the Underwriting Agreement has been duly authorized by each of GasLog, the General Partner, the Partnership and the Operating Company under the laws of its respective jurisdiction of formation, the Underwriting Agreement has been duly executed and delivered by GasLog, the General Partner, the Partnership and the Operating Company, to the extent such execution and delivery are governed by the laws of the State of New York.

2.	The Registration Statement became effective under the Act on [ ], 2014 (the “Effective Date”), and thereupon the offering of the Units as contemplated by the Prospectus became registered under the Act; to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel’s knowledge, no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); and to such counsel’s knowledge, no Issuer Free Writing Prospectus pursuant to Rule 433 was required to be filed pursuant to Rule 433(d).

3.	Assuming that the Operative Documents governed by New York law (the “NY Operative Documents”) have been duly authorized and validly executed and delivered by each of the GasLog Entities or the other entities party thereto under the laws of Bermuda or the Republic of The Marshall Islands, as applicable, each NY Operative Document constitutes a legal, valid and binding obligation of the relevant GasLog Entity that is a party to such NY Operative Document, enforceable against each of them in accordance with its respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

4.	To such counsel’s knowledge, there is no pending or threatened action, suit, proceeding or investigation before or by any United States Federal or New York State court, governmental agency or authority against any of the GasLog Entities of a character required to be disclosed in the Registration Statement, Pricing Prospectus or Prospectus which is not adequately disclosed as required.

5.	The statements made in the Registration Statement, Pricing Prospectus and Prospectus under “Cash Distribution Policy and Restrictions on Distributions,” “How We make Cash Distributions,” “Business—Ship Time Charters,” “Certain Relationships and Related Party Transactions,” “Description of the Common Units,” and “The Partnership Agreement,” insofar as such statements purport to summarize any agreement, statute or regulation or refer to statements of law or legal conclusions, they fairly summarize the matters described therein; provided, however, that we express no opinion with respect to any laws other than the laws of the State of New York and, to the extent specifically identified herein, the federal laws of the United States of America. Such counsel’s opinion in the second preceding sentence relating to the contracts does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency).

6.	The Opinion of Cravath, Swaine & Moore LLP filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
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7.	To such counsel’s knowledge, there is no contract, indenture, mortgage, loan agreement, note, lease or other document of a character required to be described in the Registration Statement, Pricing Prospectus or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

8.	No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal or New York governmental authority is required to be made or obtained by the Partnership for the consummation of the transactions contemplated by the Underwriting Agreement, other than (i) those that have been obtained or made under the Act, (ii) those that may be required under the Act in connection with the use of a “free writing prospectus” and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Underwriters.

9.	To such counsel’s knowledge, other than as have been validly waived and as described in the Pricing Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement by the Partnership under the Act.

10.	Based solely on the certificate dated the date hereof, from an officer of [ ], after giving effect to the offering and sale of the Units, the Partnership will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

11.	The issuance of the Sponsor Units in accordance with the Partnership Agreement and the Contribution Agreement and the Incentive Distribution Rights to GasLog do not require registration under the Act.

12.	None of the Partnership Entities should be a “passive foreign investment company” as such term is defined in the Internal Revenue Code of 1986, as amended.

13.	The Common Units have been duly registered as a class pursuant to section 12 of the Securities Exchange Act of 1934, as amended.

14.	Based on the New York Stock Exchange Authorization Letter dated [ ], the Units have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

15.	Assuming the validity of such action under the laws of The Marshall Islands and Bermuda relating to submission to jurisdiction, pursuant to Sections 18 and 19 of the Underwriting Agreement (a) the GasLog Parties validly and irrevocably submitted to the personal jurisdiction of the courts of the State of New York, and (b) the Partnership appointed C T Corporation as its agent for service of process.

16.	The Partnership is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

In addition to the matters set forth above, such counsel shall also state (i) on the basis of information gained in the course of the performance of the services rendered, that, the Registration Statement, at the time it initially became effective, and the Prospectus, as of the Closing Date, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations thereunder, except that such counsel does not express any view as to the financial statements, other information of an accounting or financial nature or information relating to the LNG shipping industry provided by Clarkson Research Services Limited included therein and (ii) that their work in connection with this matter did not disclose any information that gave them reason to

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believe that (a) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Prospectus, as of its date or at the Closing Date included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Pricing Prospectus, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, such counsel does not express any view as to the financial statements, other information of an accounting or financial nature or information relating to the LNG shipping industry provided by Clarkson Research Services Limited included therein.

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Annex III

MATTERS TO BE COVERED BY MARSHALL ISLANDS COUNSEL OPINION

1.	The Partnership is a limited partnership validly subsisting in good standing under Marshall Islands law and has all requisite limited partnership power and authority to own or lease and to operate its properties and to conduct its business in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

2.	The General Partner is a limited liability company validly subsisting in good standing under Marshall Islands law and has all requisite limited liability company power and authority to own or lease and to operate its properties and to conduct its business in all material respects and act as the general partner of the Partnership as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

3.	The Operating Company is a limited liability company validly subsisting in good standing under Marshall Islands law and has all requisite limited liability company power and authority to own or lease and to operate its properties and to conduct its business in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

4.	GasLog owns of record 100% of the limited liability company interests in the General Partner. Such limited liability company interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and, to our knowledge, are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands LLC Act and except as may otherwise be provided in the General Partner LLC Agreement); and to our knowledge, GasLog owns such limited liability company interest free and clear of all Liens (except for restrictions on transferability under applicable securities laws or as described in the Pricing Prospectus or the Prospectus).

5.	The General Partner owns of record the General Partner Interest and is the sole general partner of the Partnership. Such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement and, to our knowledge, is fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act and except as may otherwise be provided in the Partnership Agreement); and to our knowledge, the General Partner owns such General Partner Interest free and clear of all Liens (except for restrictions on transferability under applicable securities laws or as described in the Pricing Prospectus or the Prospectus).

6.	The Partnership owns of record 100% of the limited liability company interests in the Operating Company. Such limited liability company interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and, to our knowledge, are fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands LLC Act and except as may otherwise be provided in the Operating Company LLC Agreement); and to our knowledge, the Partnership owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability under applicable securities laws or as described in the Pricing Prospectus or the Prospectus).
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7.	To our knowledge, the Operating Company owns of record all of the outstanding shares of capital stock of each of the Bermuda subsidiaries listed on Exhibit A to this opinion free and clear of all Liens (except for restrictions on transferability under applicable securities laws or as described in the Pricing Prospectus or the Prospectus).

8.	To our knowledge, except as described in or incorporated by reference into the Underwriting Agreement, the Pricing Prospectus or the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any other restriction upon transfer of, any limited partner interests in the Partnership.

9.	Each of the MI Entities has all requisite limited partnership or limited liability company power and authority, as applicable, to execute and deliver the Underwriting Agreement and each of the other Operative Documents to which it is a party and, in each case as applicable, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

10.	The execution and delivery of the Underwriting Agreement and each of the other Operative Documents by the MI Entities party thereto have been duly authorized by all necessary limited partnership or limited liability company action, as applicable, of the relevant MI Entities.

11.	The Underwriting Agreement and each of the other Operative Agreement have been validly executed and delivered by each of the MI Entities party thereto, and each Operative Agreement is a valid and legally binding agreement of the MI Entities party thereto enforceable against each of the MI Entities party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by securities laws or considerations of public policy relating thereto.

12.	The execution, delivery and performance of the Underwriting Agreement and each of the other Operative Agreements by each of the MI Entities party thereto, and the performance by each of the MI Entities of their respective obligations thereunder and the consummation of the transactions contemplated thereby, do not and will not (i) conflict with or constitute a violation of the organizational documents of the relevant MI Entity; (ii) violate any statute or law of general application of Republic of The Marshall Islands to which the relevant MI Entity is subject; or (iii) to our knowledge, violate any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in the Republic of The Marshall Islands directed to an MI Entity in a proceeding before such court, regulatory body, administrative agency, governmental body, arbitrator or other authority in the Republic of The Marshall Islands to which such MI Entity is a party.

13.	No permit, consent, approval, authorization, order, registration, filing or qualification of or with any governmental agency or body of the Republic of The Marshall Islands having jurisdiction over the MI Entities or any of their respective properties is required in connection with the execution and delivery by each of the MI Entities of the Underwriting Agreement and each of the Operative Agreements to which it is a party, the consummation of the transactions contemplated thereby or the performance by the MI Entities of their respective obligations thereunder.

14.	No permits, licenses, franchises, concessions, certificates and authorizations of, or declarations or filings with, any governmental or regulatory authorities of the Republic of The Marshall Islands
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are required for each of the MI Entities to own or lease and to operate its properties and to conduct its business in the manner described in the Prospectus, other than such permits, consents, licenses, franchises, concessions, certificates and authorizations, declarations or filings with any Marshall Islands governmental authority currently held or filed by such MI Entity and which must be filed by such MI Entity annually in the future.

15.	When the Units are issued against payment therefor in accordance with the terms and conditions of the Underwriting Agreement, the Partnership Agreement and the Prospectus, the Units will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act).

16.	The Incentive Distribution Rights and the Subordinated Units are duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act); and to our knowledge, GasLog will own such Subordinated Units and Incentive Distribution Rights free and clear of all Liens (except for restrictions on transferability under applicable securities laws or as described in the Pricing Prospectus or the Prospectus).

17.	To our knowledge, there is no pending or threatened action, suit, proceeding or investigation before or by any Marshall Islands court, governmental agency or authority against any of the MI Entities of a character required to be disclosed in the Registration Statement, Pricing Prospectus or Prospectus which is not adequately disclosed as required.

18.	The statements in the Registration Statement and Prospectus under the captions “Non-United States Tax Considerations—Marshall Islands Tax Consequences”, and “Service of Process and Enforcement of Civil Liabilities,” insofar as they constitute summaries of Marshall Islands law or legal conclusions of Marshall Islands law, accurately describe in all material respects the portions of the statutes and regulations addressed thereby, subject to the qualifications and assumptions stated therein.

19.	So long as none of the Units are owned directly or indirectly by the Republic of The Marshall Islands or any other sovereign, the MI Entities are not entitled to any immunity under the laws of the Republic of The Marshall Islands, whether characterized as sovereign immunity or otherwise, from any legal proceedings in respect of themselves or their respective properties in relation to the Underwriting Agreement.

20.	The choice of New York law to govern the Underwriting Agreement would be regarded by the courts of the Marshall Islands as a matter of civil contract to be enforced in the same manner as other contracts.

21.	The submission of each of the MI Entities to the exclusive jurisdiction of any Federal or State court in the Borough of Manhattan, the City of New York in the Underwriting Agreement are valid and binding under the laws of the Republic of the Marshall Islands. We would inform you, however, that the validity and enforceability of such submission to jurisdiction provision set forth in the Underwriting Agreement is not dependent on the law of the Republic of the Marshall Islands and such provision may not be enforceable under the laws of any particular jurisdiction.
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22.	A final non-appealable judgment against any of the MI Entities entered by a court in any United States or foreign jurisdiction in any suit, action or proceeding would be enforceable against the relevant MI Entity Company in the courts of the Republic of the Marshall Islands without a retrial of the merits of the matter except where:

(a)	it has not been pronounced by a court of competent jurisdiction;

(b)	it has not been given on the merits of the case;

(c)	it appears on the face of the proceeding to be founded on an incorrect view of international law or a refusal to recognize the laws of the Republic of the Marshall Islands in cases in which such laws are applicable;

(d)	the proceedings in which the judgment was obtained are opposed to natural justice;

(e)	it has been obtained by fraud;

(f)	it sustains a claim founded on a breach of any law in force in the Republic of the Marshall Islands; or

(g)	it has been obtained by default where the relevant MI Entity was not represented.
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Annex IV

MATTERS TO BE COVERED BY BERMUDA COUNSEL OPINION

1.	Each of the Companies is duly incorporated and validly existing as an exempted company with limited liability under the laws of Bermuda in good standing (meaning solely that the relevant company has not failed to make any required filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda). Each of the Companies possesses the capacity to sue and be sued in its own name under the laws of Bermuda.

2.	Each of GasLog Ltd., GAS-three Ltd., GAS-four Ltd. and GAS-five Ltd. has the necessary corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

3.	Each of the Companies has the necessary corporate power and authority to enter into and perform its obligations under the Documents to which the respective Company is a party by such Company. The execution and delivery of the Documents to which the respective Company is a party and the performance by such Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the respective Company, nor any applicable law, regulation, order or decree in Bermuda.

4.	Based solely upon a review of the register of members of GAS-three Ltd. certified by the Secretary of GAS-three Ltd. on [ ] May 2014, GAS-three Ltd. has an authorized share capital of [US$12,000] comprising of [12,000] common shares of par value US$1.00 each (the “GAS-three Shares”), each of which is duly authorized, validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof). [GasLog Partners Holdings Ltd.] is the registered holder of all of the GAS-three Shares.

5.	Based solely upon a review of the register of members of GAS-four Ltd. certified by the Secretary of GAS-four Ltd. on [ ] May 2014, GAS-four Ltd. has an authorized share capital of [US$12,000] comprising of [12,000] common shares of par value US$1.00 each (the “GAS-four Shares”), each of which is duly authorized, validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof). [GasLog Partners Holdings Ltd.] is the registered holder of all of the GAS-four Shares.

6.	Based solely upon a review of the register of members of GAS-five Ltd. certified by the Secretary of GAS-five Ltd. on [ ] May 2014, GAS-five Ltd. has an authorized share capital of [US$12,000] comprising of [12,000] common shares of par value US$1.00 each (the “GAS-five Shares”), each of which is duly authorized, validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof). [GasLog Partners Holdings Ltd.] is the registered holder of all of the GAS-five Shares.

7.	Each of the Companies has taken all corporate action required to authorize the execution, delivery and performance of the Documents to which it is a party. Such Documents have been duly executed and delivered by or on behalf of such Company and constitute the valid, binding and enforceable obligations of such Company in accordance with the terms thereof.
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8.	No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required to be obtained by the Companies or the Underwriters to authorise or in connection with the execution, delivery, performance and enforcement of the Documents including the consummation by the Companies of the transactions contemplated by the Documents, except such as have been duly obtained in accordance with Bermuda law and which are in full force and effect.

9.	No permit, licences, franchises, concessions, certificates and authorisations of, or declarations or filings with, any governmental or regulatory authorities of Bermuda are required for each of the Companies to own or lease and to operate its properties and to conduct its business in the manner described in the Prospectus, other than such permits, consents, licences, franchises, concessions, certificates and authorisations, declarations or filings with any Bermuda governmental authority held or filed by the Bermuda entities.

10.	The Companies are not entitled to any immunity under the laws of Bermuda, whether characterized as sovereign immunity or otherwise, from any legal proceedings relating to the Documents or the transactions contemplated thereby in respect of themselves or their respective properties.

11.	The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission by the Companies to the non-exclusive jurisdiction of the New York Courts, the waiver by the Companies of any objection related to inconvenient forum and the appointment by the Companies of an agent for service of process, in each case pursuant to the Documents (other than the Administrative Services Agreement, Ship Management Agreements, Commercial Management Agreements, Vessel Financing Agreements and the Charter Related Documents), is valid and binding upon the Companies. The submission in the Administrative Services Agreement, Ship Management Agreements, Commercial Management Agreements, Vessel Financing Agreements and the Charter Related Documents to the [exclusive] jurisdiction of the English Courts is valid and binding upon the Companies.

12.	It is not necessary or desirable to ensure the enforceability in Bermuda of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that any of the Documents create a charge over assets of a Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Bermuda Companies Act. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $557 will be payable in respect of the registration. While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Documents (other than the Administrative Services Agreement, Ship Management Agreements, Commercial Management Agreements, Vessel Financing Agreements and the Charter Related Documents) are governed by the laws of the State of New York, the question of whether it creates such an interest in property would be
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determined under the laws of the State of New York. As the Administrative Services Agreement, Ship Management Agreements, Commercial Management Agreements, Vessel Financing Agreements and the Charter Related Documents are governed by the laws of England, the question whether it creates such an interest in property would be determined under the law of England.
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Annex V

MATTERS TO BE COVERED BY ENGLISH COUNSEL OPINION

1.	The obligations expressed to be assumed by each of the Obligors in the Relevant Agreements to which it is a party constitute its legal, valid, binding and enforceable obligations.

2.	Neither the execution nor the delivery of any MLP Document by any Obligor nor the performance on the date hereof by any Obligor of its obligations under any MLP Document (a) constitutes a breach of or conflicts with any obligation, undertaking or covenant of such Obligor under any of the Amended GAS3/4 Facility Document, the New GAS5 Facility Agreement and the Charter Documents or (b) violates any existing laws of England or Wales applicable to companies generally.
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